Exhibit 11.1

Consent of the Independent Auditor

We consent to the use in this Annual Report on Form 1-K of Fundrise Income eREIT III, LLC of our report dated April 13, 2021, relating to the financial statements of Fundrise Income eREIT III, LLC.

/s/ RSM US LLP

McLean, Virginia
April 13, 2021